CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Cole Credit Property Trust, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) the accompanying Annual Report on Form 10-KSB of the Company for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; as amended, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Cole Credit Property Trust, Inc.
		By:	/s/ Christopher H. Cole
		Name:	Christopher H. Cole
		Title:	Chief Executive Officer, President, and Director (Principal Executive Officer)

		By:	/s/ Blair D. Koblenz
		Name:	Blair D. Koblenz
Date:	April 2, 2007	Title:	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer and Accounting Officer)

The foregoing certification is being furnished with the Company’s 10-KSB for the period ended December 31, 2006 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.